Exhibit 32

Certification of Periodic Financial Report

Jae Whan Yoo and Lonny D. Robinson hereby certify as follows:

1. They are the Chief Executive Officer and Chief Financial Officer, respectively, of Center Financial Corporation.

2. The Amendment No. 1 on Form 10-K/A of Center Financial Corporation for the year ended December 31, 2009 complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Center Financial Corporation.

Dated: April 7, 2010	By:	/s/ Jae Whan Yoo
Jae Whan Yoo
President and Chief Executive Officer

Dated: April 7, 2010	By:	/s/ Lonny D. Robinson
Lonny D. Robinson
Executive Vice President, Chief Financial Officer
and Chief Accounting Officer